DEAN HELLER	FILED #
Secretary of State	C-1541-04
206 North Carson Street	Jan 23 2004
Carson City, Nevada 89701-4299	IN THE OFFICE OF
(775) 684-5708	/s/Dean Heller
Website: secretaryofstate.biz	DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS-78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	LOGICOM INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name 6100 Neil Road, Suite 500	Reno	NEVADA	89511
Street Address	City	Zip Code
Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of Shares with par value:	25,000,000	Par Value:	$0.001	Number of shares without par value:	NONE
4.	Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. T.L. SMITH
Name
520 PIKE STREET, SUITE 2610, SEATTLE	,	WA	98101
Street Address	City	State	Zip Code
2.
Name
,
Street Address	City	State	Zip Code
3.
Name
,
Street Address	City	State	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	T.L. SMITH	/s/T.L. Smith
Name	Signature
520 PIKE STREET, SUITE 2610, SEATTLE	,	WA	98101
Street Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada
By: /s/Jack Caskey, Asst. VP	0/23/2004
Authorized Signature of R.A. or On Behalf of R.A. Company	Date
JACK CASKEY, ASST VP
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 89 ARTICLES.2003
NV001 - 12/15/03 C T Systems Online	Revised on: 11/21/03